Exhibit 99.1
FOR IMMEDIATE RELEASE

VEREIT® Announces Second Quarter 2019 Operating Results
Reduced Debt Levels With Prudent Capital Allocation
Strengthened Portfolio Through Reinvestment

Phoenix, AZ, August 7, 2019 -- VEREIT, Inc. (NYSE: VER) (“VEREIT” or the “Company”) announced today its operating results for the three months ending June 30, 2019.

The financial results below reflect continuing operations only.

Second Quarter 2019 Financial and Operating Highlights

•	Net income of $292.3 million and net income per diluted share of $0.27

•	Achieved $0.18 AFFO per diluted share

•	Acquisitions totaled $118.7 million in the second quarter of 2019 and $221.2 million year-to-date

•	Formed an 80/20 industrial partnership on May 30, 2019, including six VEREIT industrial assets totaling approximately $407.5 million which contributed $326.0 million to total dispositions

•	Portfolio dispositions totaled $332.3 million in the second quarter of 2019 and $430.3 million year-to-date

•	Total debt decreased from $6.02 billion to $5.66 billion; Net Debt from $6.05 billion to $5.51 billion, or 36.9% Net Debt to Gross Real Estate Investments

•	Net Debt to Normalized EBITDA was reduced from 5.7x to 5.3x

Second Quarter 2019 Financial Results

Rental Revenue
Rental Revenue for the quarter ended June 30, 2019 decreased $3.7 million to $312.0 million as compared to revenue of $315.7 million for the same quarter in 2018.

Net Income and Net Income Attributable to Common Stockholders per Diluted Share
Net income for the quarter ended June 30, 2019 increased $367.0 million to $292.3 million as compared to net loss of $(74.7) million for the same quarter in 2018, and net income per diluted share increased $0.36 to $0.27 for the quarter ended June 30, 2019, as compared to net loss per diluted share of $(0.09) for the same quarter in 2018.

Normalized EBITDA
Normalized EBITDA for the quarter ended June 30, 2019 increased $0.9 million to $260.3 million as compared to Normalized EBITDA of $259.4 million for the same quarter in 2018.

Funds From Operations Attributable to Common Stockholders and Limited Partners (“FFO”) and FFO per Diluted Share
FFO for the quarter ended June 30, 2019 increased $102.0 million to $179.0 million, as compared to $77.0 million for the same quarter in 2018, and FFO per diluted share increased $0.10 to $0.18 for the quarter ended June 30, 2019, as compared to FFO per diluted share of $0.08 for the same quarter in 2018.

Adjusted FFO Attributable to Common Stockholders and Limited Partners (“AFFO”) and AFFO per Diluted Share
AFFO for the quarter ended June 30, 2019 decreased $1.7 million to $177.1 million, as compared to $178.8 million for the same quarter in 2018, and AFFO per diluted share remained constant at $0.18 for the quarter ended June 30, 2019, as compared to the same quarter in 2018.

Management Commentary
Glenn J. Rufrano, Chief Executive Officer, stated, “VEREIT continues to focus on three objectives: lowering our debt levels, refreshing and diversifying our portfolio through reinvestment, and maintaining an experienced execution team. We have reduced net debt to normalized EBITDA from 5.9x to 5.3x year-to-date, strengthened the portfolio through the recycling of capital, and retained a seasoned real estate team with Company tenure of more than eight years.”

Common Stock Dividend Information
On August 5, 2019, the Company’s Board of Directors declared a quarterly dividend of $0.1375 per share for the third quarter of 2019, representing an annual distribution rate of $0.55 per share. The dividend will be paid on October 15, 2019 to common stockholders of record as of September 30, 2019.

Balance Sheet and Liquidity
As of the end of the quarter, the Company had paid down its revolving line of credit, leaving $2.0 billion undrawn as of June 30, 2019. The Company also has a $900.0 million term loan as part of the credit facility. In addition, secured debt was reduced by $172.3 million in the second quarter, bringing the total reduction amount for the year to $174.7 million.
Subsequent to the quarter, the Company redeemed 4.0 million shares of its 6.70% Series F Cumulative Redeemable Preferred Stock, representing approximately 9.33%, or $100.0 million, of its approximately 42.9 million shares outstanding on July 5, 2019. The shares were redeemed at a redemption price of $25.00 per share.

Capital Market Activity
Year-to-date, the Company issued 5.0 million shares at a weighted average price of $8.42 for gross proceeds of $42.5 million under its “at the market” equity offering program, including $14.5 million during the second quarter.

Consolidated Financial Statistics
Financial Statistics as of the quarter ended June 30, 2019 are as follows: Net Debt to Normalized EBITDA of 5.3x, Fixed Charge Coverage Ratio of 3.0x, Unencumbered Asset Ratio of 76.0%, Net Debt to Gross Real Estate Investments of 36.9%, Weighted Average Debt Term of 4.4 years and 99.8% Fixed Rate Debt.

Litigation Settlements
Between March 31 and April 5, 2019, the Company entered into a series of agreements to settle claims with additional shareholders who decided not to participate as class members in the SDNY Consolidated Class Action for approximately $12.2 million, which was accrued in the first quarter of 2019 and paid in the second quarter of 2019 and is reflected in the net debt to normalized EBITDA for the quarter. In total, the Company has now settled claims of shareholders who held shares of common stock and swaps referencing common stock representing approximately 35.3% of VEREIT’s outstanding shares of common stock held at the end of the period covered by the various pending shareholder actions for approximately $245.4 million. The Company retains the right to pursue any and all claims against the other defendants in the litigations and/or third parties, including claims for contribution for amounts paid in the settlements.

SEC Settlement With Former Manager and Principals
In connection with a settlement entered into between the SEC and the Company's former manager and certain of its principals, approximately 2.9 million Limited Partner OP units of VEREIT’s Operating Partnership, which were owned by principals of the former manager, were forfeited and canceled on July 26, 2019, along with $6.4 million in associated dividends that have not been paid on those units since October 2015. In accordance with U.S. GAAP, the Company recorded the surrender of the OP units and the associated dividends in the Company’s financials for the period ended June 30, 2019.

Real Estate Portfolio
As of June 30, 2019, the Company’s portfolio consisted of 3,950 properties with total portfolio occupancy of 99.0%, investment grade tenancy of 39.6% and a weighted-average remaining lease term of 8.6 years. During the quarter ended June 30, 2019, same-store rents (3,873 properties) increased 1.0% as compared to the same quarter in 2018.

Property Acquisitions
During the second quarter of 2019, the Company acquired 25 properties for approximately $118.7 million at an average cash cap rate of 7.3%. In addition, the Company invested $8.3 million in one build-to-suit project. As of June 30, 2019, build-to-suit programs included one property with an investment to date of $15.8 million and remaining estimated investment of $11.9 million.

Industrial Partnership
On May 30, 2019, the Company formed an industrial partnership with the objective of creating an increasing, long term asset base of investment grade tenants in the U.S. industrial market. The partnership is a traditional 80/20 structure and initially includes six VEREIT assets totaling approximately $407.5 million, which contributed $326.0 million to total dispositions.

Property Dispositions
During the quarter ended June 30, 2019, the Company disposed of 53 properties for an aggregate sales price of $658.3 million, which includes the 80% share of the industrial partnership. Of this amount, $493.2 million was used in the total weighted average cash cap rate calculation of 6.5%, including $53.5 million in net sales of Red Lobster restaurants. The gain on second quarter sales was approximately $222.5 million. Excluding the industrial partnership, portfolio dispositions totaled $332.3 million for the quarter.

2019 Guidance
The Company reaffirms its 2019 AFFO per diluted share to be in a range between $0.68 and $0.70 (see reconciliation to net income per share and updated assumptions at the end of this release).

Subsequent Events

Property Acquisitions
From July 1, 2019 through July 31, 2019, the Company acquired three properties for approximately $21.8 million. Acquisitions year-to-date through July 31, 2019, totaled $221.2 million.

Property Dispositions
From July 1, 2019 through July 31, 2019, the Company disposed of 12 properties for an aggregate sales price of $27.5 million. Dispositions year-to-date through July 31, 2019, totaled $748.0 million, including the industrial partnership. Excluding the partnership, portfolio dispositions year-to-date totaled $430.3 million. In addition, the Company sold certain legacy mortgage related investments for an aggregate sales price of $8.3 million.

Partial Redemption of Preferred Stock
On July 5, 2019, the Company redeemed 4.0 million shares of its 6.7% Series F Cumulative Redeemable Preferred Stock, representing approximately 9.33%, or $100.0 million, of its approximately 42.9 million shares outstanding. The shares were redeemed at a redemption price of $25.00 per share.

Capital Market Activity
Subsequent to June 30, 2019, the Company entered into forward starting interest rate swaps with a total notional amount of $400.0 million and an average effective treasury rate of approximately 2.1%. The swaps are structured to hedge the 10-year Treasury interest rate risk component associated with the potential issuance of 10-year public debt between May 1, 2020 and December 31, 2021.

Audio Webcast and Call Details

The live audio webcast, beginning at 1:30 p.m. ET on Wednesday, August 7, 2019, is available by accessing this link:
http://ir.vereit.com/. Dial-in information is as follows: (844) 746-0748 (domestic) or (412) 317-5274 (international). Participants should log in 10-15 minutes early.

Following the call, a replay of the webcast will be available at the link above and archived for up to 12 months following the call.

About the Company
VEREIT is a full-service real estate operating company which owns and manages one of the largest portfolios of single-tenant commercial properties in the U.S. The Company has total real estate investments of $15.0 billion including approximately 4,000 properties and 90.6 million square feet. VEREIT’s business model provides equity capital to creditworthy corporations in return for long-term leases on their properties. VEREIT is a publicly traded Maryland corporation listed on the New York Stock Exchange. VEREIT uses, and intends to continue to use, its Investor Relations website, which can be found at www.VEREIT.com, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD. Additional information about VEREIT can be found through social media platforms such as Twitter and LinkedIn.

Media Contact
Parke Chapman
Rubenstein Associates
212.843.8489 | pchapman@rubenstein.com

Investor Contact
Bonni Rosen, SVP, Investor Relations
VEREIT
877.405.2653 | BRosen@VEREIT.com

Definitions
Descriptions of FFO and AFFO, EBITDA and Normalized EBITDA, Principal Outstanding and Adjusted Principal Outstanding, Net Debt, Interest Expense, Excluding Non-Cash Amortization, Fixed Charge Coverage Ratio, Net Debt to Normalized EBITDA Annualized Ratio, Net Debt Leverage Ratio, and Unencumbered Asset Ratio are provided below. Refer to the subsequent tables for reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measure and the calculations of these financial ratios.
We determined that adjusted funds from operations (“AFFO”), a non-GAAP measure, and our real estate portfolio and economic metrics should exclude the impact of properties owned by the Company for the month beginning with the date that (i) the related mortgage loan is in default, and (ii) management decides to transfer the properties to the lender in connection with settling the mortgage note obligation ("Excluded Properties") and ending with the disposition date, to better reflect our ongoing operations. At and during the three months ended June 30, 2019, the Excluded Property was one office property comprising 145,186 square feet, of which 6,926 was vacant, with Principal Outstanding of $19.5 million. At March 31, 2019, December 31, 2018, and June 30, 2018, there were no Excluded Properties. During the three months ended June 30, 2018, the Excluded Property was one vacant industrial property, comprising 307,725 square feet with Principal Outstanding of $16.2 million.
Funds from Operations (“FFO”) and Adjusted Funds from Operations (“AFFO”)
Due to certain unique operating characteristics of real estate companies, as discussed below, the National Association of Real Estate Investment Trusts, Inc. (“Nareit”), an industry trade group, has promulgated a supplemental performance measure known as funds from operations (“FFO”), which we believe to be an appropriate supplemental performance measure to reflect the operating performance of a REIT. FFO is not equivalent to our net income or loss as determined under U.S. GAAP.
Nareit defines FFO as net income or loss computed in accordance with U.S. GAAP adjusted for gains or losses from disposition of property, depreciation and amortization of real estate assets, impairment write-downs on real estate, and our pro rata share of FFO adjustments related to unconsolidated partnerships and joint ventures. We calculate FFO in accordance with Nareit’s definition described above.
In addition to FFO, we use adjusted funds from operations (“AFFO”) as a non-GAAP supplemental financial performance measure to evaluate the operating performance of the Company. AFFO, as defined by the Company, excludes from FFO non-routine items such as acquisition-related expenses, litigation and non-routine costs, net, loss on disposition of discontinued operations, net revenue or expense earned or incurred that is related to the services agreement, gains or losses on sale of investment securities or mortgage notes receivable and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rent, net of bad debt expense related to straight-line rent, net direct financing lease adjustments, gains or losses on derivatives, reserves for loan loss, gains or losses on the extinguishment or forgiveness of debt, non-current portion of the tax benefit or expense, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities. We omit the impact of the Excluded Properties and related non-recourse mortgage notes from FFO to calculate AFFO. Management believes that excluding these costs from FFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. AFFO allows for a comparison of the performance of our operations with other publicly-traded REITs, as AFFO, or an equivalent measure, is routinely reported by publicly-traded REITs, and we believe often used by analysts and investors for comparison purposes.
For all of these reasons, we believe FFO and AFFO, in addition to net income (loss), as defined by U.S. GAAP, are helpful supplemental performance measures and useful in understanding the various ways in which our management evaluates the performance of the Company over time. However, not all REITs calculate FFO and AFFO the same way, so comparisons with other REITs may not be meaningful. FFO and AFFO should not be considered as alternatives to net income (loss) and are not intended to be used as a liquidity measure indicative of cash flow available to fund our cash needs. Neither the SEC, Nareit, nor any other regulatory body has evaluated the acceptability of the exclusions used to adjust FFO in order to calculate AFFO and its use as a non-GAAP financial performance measure.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDA for Real Estate (“EBITDAre”) and Normalized EBITDA
Due to certain unique operating characteristics of real estate companies, as discussed below, Nareit has promulgated a supplemental performance measure known as Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate ("EBITDAre"). Nareit defines EBITDAre as net income or loss computed in accordance with GAAP, adjusted for interest expense, income tax expense (benefit), depreciation and amortization, impairment write-downs on real estate, gains or losses from disposition of property and our pro rata share of EBITDAre adjustments related to unconsolidated partnerships and joint ventures. We calculated EBITDAre in accordance with Nareit's definition described above.
In addition to EBITDAre, we use Normalized EBITDA as a non-GAAP supplemental performance measure to evaluate the operating performance of the Company. Normalized EBITDA, as defined by the Company, represents EBITDAre, modified to exclude non-routine items such as acquisition-related expenses, litigation and non-routine costs, net, loss on disposition of discontinued operations, net revenue or expense earned or incurred that is related to the services agreement, gains or losses on sale of investment securities or mortgage notes receivable, legal settlements and insurance recoveries not in the ordinary course of business, payments on fully reserved loan receivables and restructuring expenses. We also exclude certain non-cash items such as impairments of goodwill and intangible assets, straight-line rental revenue, gains or losses on derivatives, gains or losses on the extinguishment or forgiveness of debt, write-off of program development costs, and amortization of intangibles, above-market lease assets and below-market lease liabilities. Normalized EBITDA omits the Normalized EBITDA impact of Excluded Properties. Management believes that excluding these costs from EBITDAre provides investors with supplemental performance information that is consistent with the performance models and analysis used by management, and provides investors a view of the performance of our portfolio over time. Therefore, EBITDA, EBITDAre, and Normalized EBITDA should not be considered as an alternative to net income, as computed in accordance with GAAP. The Company uses EBITDA, EBITDAre, and Normalized EBITDA as one measure of its operating performance when formulating corporate goals and evaluating the effectiveness of the Company's strategies. Normalized EBITDA may not be comparable to similarly titled measures of other companies.
Net Debt, Principal Outstanding and Adjusted Principal Outstanding
Principal Outstanding is a non-GAAP measure that represents the Company's outstanding principal debt balance, excluding certain GAAP adjustments, such as premiums and discounts, financing and issuance costs, and related accumulated amortization. Adjusted Principal Outstanding includes the Company's pro rata share of the unconsolidated joint ventures' outstanding principal debt balance and omits the outstanding principal balance of mortgage notes secured by Excluded Properties. We believe that the presentation of Principal Outstanding and Adjusted Principal Outstanding, which show our contractual debt obligations, provides useful information to investors to assess our overall liquidity, financial flexibility, capital structure and leverage. Principal Outstanding and Adjusted Principal Outstanding should not be considered as alternatives to the Company's consolidated debt balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Net Debt is a non-GAAP measure used to show the Company's Adjusted Principal Outstanding, less all cash and cash equivalents and the Company's pro rata share of unconsolidated joint ventures' cash and cash equivalents. We believe that the presentation of Net Debt provides useful information to investors because our management reviews Net Debt as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Interest Expense, Excluding Non-Cash Amortization
Interest Expense, excluding non-cash amortization is a non-GAAP measure that represents interest expense incurred on the outstanding principal balance of our debt and the Company's pro rata share of the unconsolidated joint ventures' outstanding principal balance. This measure excludes (i) the amortization of deferred financing costs, premiums and discounts, which is included in interest expense in accordance with GAAP, and (ii) the impact of Excluded Properties and related non-recourse mortgage notes. We believe that the presentation of Interest Expense, excluding non-cash amortization, which shows the interest expense on our contractual debt obligations, provides useful information to investors to assess our overall solvency and financial flexibility. Interest Expense, excluding non-cash amortization should not be considered as an alternative to the Company's interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to the Company's financial information prepared in accordance with GAAP.
Fixed Charge Coverage Ratio
Fixed Charge Coverage Ratio is the sum of (i) Interest Expense, excluding non-cash amortization, (ii) secured debt principal amortization on Adjusted Principal Outstanding and (iii) dividends attributable to preferred shares divided by Normalized EBITDA. Management believes that Fixed Charge Coverage Ratio is a useful supplemental measure of our ability to satisfy fixed financing obligations.

Net Debt to Normalized EBITDA Annualized Ratio
Net Debt to Normalized EBITDA Annualized equals Net Debt divided by the respective quarter Normalized EBITDA multiplied by four. We believe that the presentation of Net Debt to Normalized EBITDA Annualized provides useful information to investors because our management reviews Net Debt to Normalized EBITDA Annualized as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Net Debt Leverage Ratio
Net Debt Leverage Ratio equals Net Debt divided by Gross Real Estate Investments. We believe that the presentation of Net Debt Leverage Ratio provides useful information to investors because our management reviews Net Debt Leverage Ratio as part of its management of our overall liquidity, financial flexibility, capital structure and leverage.
Gross Real Estate Investments
Gross Real Estate Investments represent total gross real estate and related assets of Operating Properties, equity investments in the Cole REITs, investment in direct financing leases, investment securities backed by real estate and mortgage notes receivable, and the Company's pro rata share of such amounts related to properties owned by unconsolidated joint ventures, net of gross intangible lease liabilities. We believe that the presentation of Gross Real Estate Investments, which shows our total investments in real estate and related assets, in connection with Net Debt, provides useful information to investors to assess our overall financial flexibility, capital structure and leverage. Gross Real Estate Investments should not be considered as an alternative to the Company's real estate investments balance as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with, and as a supplement to, the Company's financial information prepared in accordance with GAAP.
Unencumbered Asset Ratio
Unencumbered Asset Ratio equals unencumbered Gross Real Estate Investments divided by Gross Real Estate Investments. Management believes that Unencumbered Asset Ratio is a useful supplemental measure of our overall liquidity and leverage.
Forward-Looking Statements
Information set forth herein contains “forward-looking statements” (within the meaning of the federal securities laws, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended), which reflect VEREIT’s expectations and projections regarding future events and plans, VEREIT's future financial condition, results of operations and business including the performance of its portfolio and industrial partnership, its access to the capital markets, including lowering debt levels, its focus on and execution of its capital allocation strategy, and maintaining an experienced execution team. The forward-looking statements involve a number of assumptions, risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward-looking statements. Generally, the words “expects,” “anticipates,” “assumes,” “targets,”“goals,”“projects,”“intends,”“plans,”“believes,” “seeks,” “estimates,” "may," "will," "should," "could," "continues," variations of such words and similar expressions identify forward- looking statements. These forward-looking statements are based on information currently available to us and are subject to a number of known and unknown risks, uncertainties and other factors, most of which are difficult to predict and many of which are beyond VEREIT’s control. If a change occurs, VEREIT’s business, financial condition, liquidity and results of operations may vary materially from those expressed in or implied by the forward-looking statements.
The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: VEREIT’s plans, market and other expectations, objectives, intentions and other statements that are not historical facts; the developments disclosed herein; VEREIT’s ability to meet its 2019 guidance; VEREIT’s ability to renew leases, lease vacant space or re-lease space as leases expire on favorable terms or at all; risks associated with tenant, geographic and industry concentrations with respect to VEREIT's properties; risks accompanying the management of its industrial partnership; the impact of impairment charges in respect of certain of VEREIT's properties, goodwill and intangible assets and other assets; unexpected costs or liabilities that may arise from potential dispositions, including related to limited partnership, tenant-in-common and Delaware statutory trust real estate programs and VEREIT’s management with respect to such programs; competition in the acquisition and disposition of properties and in the leasing of its properties; the inability to acquire, dispose of, or lease properties on advantageous terms; risks associated with bankruptcies or insolvencies of tenants, from tenant defaults generally or from the unpredictability of the business plans and financial condition of VEREIT's tenants; risks associated with pending government investigations and litigations related to VEREIT's previously disclosed audit committee investigation, including the expense of such investigations and litigation and any additional potential payments upon resolution; risks associated with VEREIT’s substantial indebtedness, including that such indebtedness may affect VEREIT’s ability to pay dividends and the terms and restrictions within the agreements governing VEREIT’s indebtedness may restrict its borrowing and operating flexibility; the ability to retain or hire key personnel; and continuation or deterioration of current market conditions. Additional factors that may affect future results are contained in VEREIT’s filings with the U.S. Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website at www.sec.gov. VEREIT disclaims any obligation to publicly update or revise any forward-looking statements, whether as a result of changes in underlying assumptions or factors, new information, future events or otherwise, except as required by law.

VEREIT, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except for share and per share data) (Unaudited)

	June 30, 2019	December 31, 2018
ASSETS
Real estate investments, at cost:
Land	$2,763,348	$2,843,212
Buildings, fixtures and improvements	10,352,928	10,749,228
Intangible lease assets	1,927,699	2,012,399
Total real estate investments, at cost	15,043,975	15,604,839
Less: accumulated depreciation and amortization	3,488,838	3,436,772
Total real estate investments, net	11,555,137	12,168,067
Operating lease right-of-use assets	221,798	—
Investment in unconsolidated entities	68,633	35,289
Cash and cash equivalents	211,510	30,758
Restricted cash	20,692	22,905
Rent and tenant receivables and other assets, net	343,788	366,092
Goodwill	1,337,773	1,337,773
Real estate assets held for sale, net	22,553	2,609
Total assets	$13,781,884	$13,963,493

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,745,331	$1,922,657
Corporate bonds, net	2,621,130	3,368,609
Convertible debt, net	396,766	394,883
Credit facility, net	895,033	401,773
Below-market lease liabilities, net	152,654	173,479
Accounts payable and accrued expenses	127,799	145,611
Deferred rent and other liabilities	77,713	69,714
Distributions payable	187,359	186,623
Operating lease liabilities	225,972	—
Total liabilities	6,429,757	6,663,349
Series F preferred stock	429	428
Common stock	9,734	9,675
Additional paid-in capital	12,655,018	12,615,472
Accumulated other comprehensive loss	(28,026)	(1,280)
Accumulated deficit	(5,416,759)	(5,467,236)
Total stockholders’ equity	7,220,396	7,157,059
Non-controlling interests	131,731	143,085
Total equity	7,352,127	7,300,144
Total liabilities and equity	$13,781,884	$13,963,493

VEREIT, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except for per share data) (Unaudited)

	Three Months Ended June 30,
	2019	2018
Rental revenue	$312,043	$315,664
Operating expenses:
Acquisition-related	985	909
Litigation and non-routine costs, net	(3,769)	107,087
Property operating	32,503	31,436
General and administrative	16,416	16,287
Depreciation and amortization	118,022	164,235
Impairments	8,308	11,664
Restructuring	290	—
Total operating expenses	172,755	331,618
Other income (expense):
Interest expense	(69,803)	(70,320)
(Loss) gain on extinguishment and forgiveness of debt, net	(1,472)	5,249
Other income, net	3,175	1,320
Equity in income of unconsolidated entities	505	327
Gain on disposition of real estate and real estate assets held for sale, net	221,755	5,821
Total other income (expenses), net	154,160	(57,603)
Income (loss) before taxes	293,448	(73,557)
Provision for income taxes from continuing operations	(1,164)	(1,134)
Income (loss) from continuing operations	292,284	(74,691)
Income from discontinued operations, net of tax	—	224
Net income (loss)	292,284	(74,467)
Net (income) loss attributable to non-controlling interests	(6,626)	1,797
Net income (loss) attributable to the General Partner	$285,658	$(72,670)

Basic and diluted net income (loss) per share from continuing operations attributable to common stockholders	$0.27	$(0.09)
Basic and diluted net income per share from discontinued operations attributable to common stockholders	—	0.00
Basic and diluted net income (loss) per share attributable to common stockholders	$0.27	$(0.09)
Distributions declared per common share	$0.1375	$0.1375

VEREIT, INC.
EBITDA, EBITDAre AND NORMALIZED EBITDA
(In thousands) (Unaudited)

	Three Months Ended
	June 30, 2019	March 31, 2019	December 31, 2018	June 30, 2018
Net income (loss)	$292,284	$70,971	$27,842	$(74,467)
Adjustments:
Interest expense	69,803	71,254	70,832	70,320
Depreciation and amortization of real estate assets	118,022	136,555	153,050	164,235
Provision for income taxes	1,164	1,211	1,614	1,134
Proportionate share of adjustments for unconsolidated entities	738	288	254	289
EBITDA	$482,011	$280,279	$253,592	$161,511
Gain on disposition of real estate assets, net	(221,762)	(10,831)	(25,951)	(5,821)
Impairments of real estate	8,308	11,988	18,565	11,664
EBITDAre	$268,557	$281,436	$246,206	$167,354
Loss on disposition of discontinued operations	—	—	30	(224)
Payments received on fully reserved loans	—	—	(4,792)	—
Acquisition-related expenses	985	985	1,136	909
Litigation and non-routine costs, net	(3,769)	(21,492)	23,541	107,087
(Gain) loss on investments	(5)	470	(1,790)	—
Loss (gain) on derivative instruments, net	24	34	92	(105)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	611	731	945	688
Loss (gain) on extinguishment and forgiveness of debt, net	1,472	—	(21)	(5,249)
Net direct financing lease adjustments	410	409	498	503
Straight-line rent, net of bad debt expense related to straight-line rent	(8,043)	(7,412)	(8,341)	(11,402)
Restructuring expenses	290	9,076	—	—
Other adjustments, net	214	(113)	(78)	(142)
Proportionate share of adjustments for unconsolidated entities	(198)	(188)	60	(27)
Adjustment for Excluded Properties	(203)	—	—	(5)
Normalized EBITDA	$260,345	$263,936	$257,486	$259,387

VEREIT, INC.
FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended June 30,
	2019	2018
Net income (loss)	$292,284	$(74,467)
Dividends on non-convertible preferred stock	(17,973)	(17,973)
Gain on disposition of real estate assets, net	(221,762)	(5,821)
Depreciation and amortization of real estate assets	117,616	163,551
Impairment of real estate	8,308	11,664
Proportionate share of adjustments for unconsolidated entities	565	289
FFO attributable to common stockholders and limited partners	$179,038	$77,243
FFO attributable to common stockholders and limited partners from continuing operations	179,038	77,019
FFO attributable to common stockholders and limited partners from discontinued operations	—	224

Weighted-average shares outstanding - basic	973,723,139	968,192,162
Limited Partner OP Units and effect of dilutive securities	26,054,596	23,907,976
Weighted-average shares outstanding - diluted	999,777,735	992,100,138

FFO attributable to common stockholders and limited partners per diluted share	$0.179	$0.078
FFO attributable to common stockholders and limited partners from continuing operations per diluted share	$0.179	$0.078
FFO attributable to common stockholders and limited partners from discontinued operations per diluted share	$—	$0.000

VEREIT, INC.
ADJUSTED FUNDS FROM OPERATIONS
(In thousands, except for share and per share data) (Unaudited)

	Three Months Ended June 30,
	2019	2018
FFO attributable to common stockholders and limited partners	$179,038	$77,243

Acquisition-related expenses	985	909
Litigation and non-routine costs, net	(3,769)	107,087
Loss on disposition of discontinued operations	—	(224)
Gain on investments	(5)	—
Loss (gain) on derivative instruments, net	24	(105)
Amortization of premiums and discounts on debt and investments, net	(1,392)	(603)
Amortization of above-market lease assets and deferred lease incentives, net of amortization of below-market lease liabilities	611	688
Net direct financing lease adjustments	410	503
Amortization and write-off of deferred financing costs	3,346	5,650
Loss (gain) on extinguishment and forgiveness of debt, net	1,472	(5,249)
Straight-line rent, net of bad debt expense related to straight-line rent	(8,043)	(11,402)
Equity-based compensation	3,706	3,716
Restructuring expenses	290	—
Other adjustments, net	617	566
Proportionate share of adjustments for unconsolidated entities	(196)	(27)
Adjustment for Excluded Properties	5	42
AFFO attributable to common stockholders and limited partners	$177,099	$178,794

Weighted-average shares outstanding - basic	973,723,139	968,192,162
Limited Partner OP Units and effect of dilutive securities	26,054,596	23,907,976
Weighted-average shares outstanding - diluted	999,777,735	992,100,138

AFFO attributable to common stockholders and limited partners per diluted share	$0.177	$0.180

VEREIT, INC.
FINANCIAL AND OPERATIONS STATISTICS AND RATIOS
(Dollars in thousands) (Unaudited)

Three Months Ended
June 30, 2019
Interest expense - as reported	$(69,803)
Less Adjustments:
Amortization of deferred financing costs and other non-cash charges	(3,348)
Amortization of net premiums	1,397
Unconsolidated joint ventures’ pro rata share	(171)
Interest Expense, Excluding Non-Cash Amortization - Excluded Properties	(208)
Interest Expense, Excluding Non-Cash Amortization	$(67,815)

	Three Months Ended
	June 30, 2019
Interest Expense, Excluding Non-Cash Amortization	$67,815
Secured debt principal amortization	2,256
Dividends attributable to preferred shares	17,973
Total fixed charges	88,044
Normalized EBITDA	260,345
Fixed Charge Coverage Ratio	2.96	x

	June 30, 2019	March 31, 2019	December 31, 2018
Mortgage notes payable, net	$1,745,331	$1,918,826	$1,922,657
Corporate bonds, net	2,621,130	2,619,956	3,368,609
Convertible debt, net	396,766	395,823	394,883
Credit facility, net	895,033	1,089,725	401,773
Total debt - as reported	5,658,260	6,024,330	6,087,922
Adjustments:
Deferred financing costs, net	42,085	44,602	42,763
Net premiums	(5,435)	(6,726)	(8,053)
Principal Outstanding	5,694,910	6,062,206	6,122,632
Unconsolidated joint ventures’ pro rata share	53,850	—	—
Principal Outstanding - Excluded Properties	(19,525)	—	—
Adjusted Principal Outstanding	$5,675,385	$6,062,206	$6,122,632

Adjusted Principal Outstanding	$5,729,235	$6,062,206	$6,122,632
Cash and cash equivalents	(211,510)	(12,788)	(30,758)
Pro rata share of unconsolidated joint ventures’ cash and cash equivalents	(2,920)	—	—
Net Debt	$5,514,805	$6,049,418	$6,091,874

June 30, 2019
Total real estate investments, at cost - as reported	$15,043,975
Adjustments:
Investment in unconsolidated entities	—
Investment in Cole REITs	7,552
Gross assets held for sale	28,312
Investment in direct financing leases, net	10,323
Mortgage notes receivable, net	1,687
Gross below market leases	(246,135)
Unconsolidated joint ventures' pro rata share	121,295
Gross Real Estate Investments - Excluded Properties	(16,700)
Gross Real Estate Investments	$14,950,309

	June 30, 2019
Net Debt	$5,514,805
Normalized EBITDA annualized	1,041,380
Net Debt to Normalized EBITDA Annualized Ratio	5.30	x

Net Debt	$5,514,805
Gross Real Estate Investments	14,950,309
Net Debt Leverage Ratio	36.9%

Unencumbered Gross Real Estate Investments	$11,361,522
Gross Real Estate Investments	14,950,309
Unencumbered asset ratio	76.0%

VEREIT, INC.
ADJUSTED FUNDS FROM OPERATIONS PER DILUTED SHARE - 2019 GUIDANCE
(Unaudited)

The Company expects its 2019 AFFO per diluted share to be in a range between $0.68 and $0.70. This guidance assumes acquisitions totaling $400 million to $600 million at an average cash cap rate of 6.5% to 7.5% and portfolio dispositions totaling $500 million to $650 million within the same cap rate range. The assumption regarding portfolio dispositions is in addition to the industrial partnership, which contributed $326 million to dispositions. Guidance also assumes real estate operations with average occupancy above 98.0%, same-store rental growth in a range of 0.3% to 1.0% and Net Debt to Normalized EBITDA between 5.5x and 5.7x. The estimated net income per diluted share is not a projection and is provided solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

	Low	High
Diluted net income per share attributable to common stockholders and limited partners (1) (2)	$0.38	$0.40
Gain on disposition of real estate assets, net (2)	(0.23)	(0.23)
Depreciation and amortization of real estate assets (2)	0.48	0.48
Impairment of real estate (2)	0.02	0.02
FFO attributable to common stockholders and limited partners per diluted share	0.65	0.67
Adjustments (3)	0.03	0.03
AFFO attributable to common stockholders and limited partners per diluted share	$0.68	$0.70
_____________________________________
(1) Includes impact of dividends to be paid to preferred shareholders.
(2) Includes actual amounts for the six months ended June 30, 2019.
(3) Includes (i) non-routine items such as acquisition-related expenses, litigation and other non-routine costs, net, restructuring expenses, and (ii) certain non-cash items such as straight-line rent, net direct financing lease adjustments, gains or losses on derivatives, equity-based compensation and amortization of intangible assets, deferred financing costs, premiums and discounts on debt and investments, above-market lease assets and below-market lease liabilities.